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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Summary Historical and Pro Forma Consolidated Financial Data," "Selected Historical Consolidated Financial Data," and "Experts" and to the use of our report dated February 17, 1997, in the Registration Statement on Form S-4 and the related Prospectus of Park-Ohio Industries, Inc. for the registration of $150,000,000 of its 9 1/4% Senior Subordinated Notes due 2007.

                                        /s/ Ernst & Young LLP
Cleveland, Ohio
December 19, 1997


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